UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ARES STRATEGIC INCOME FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Ares Strategic Income Fund GO VOTE Be the vote that counts. Vote today! Ares Strategic Income Fund Authorize your proxy today. P51406-EPB

Your Vote Is Important – Authorize Your Proxy Today! The Annual Meeting of Shareholders will be held on June 24, 2026. Whether or not you plan to attend, your vote is very important. You can authorize a proxy to vote your shares by internet, telephone, or mail. Simply follow the instructions on the enclosed form. For your convenience, we’ve highlighted where you can find your unique Control Number. Note: These are not actual Control Numbers. Please refer to your materials for your unique Control Number. Proxy card Voting instruction form Three Ways to Authorize Your Proxy Phone With a proxy card Call 1-800-690-6903 with a touch-tone phone to authorize your proxy using an automated system. Mail Vote processing Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Online www.proxyvote.com Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic proxy authorization instruction form.

Ares Strategic Income Fund As a shareholder of Ares Strategic Income Fund (ASIF), your vote plays a meaningful role. If you have questions about the process, please contact your financial advisor or call 720-310-3705. Ares Strategic Income Fund Your Participation Matters – Cast Your Vote Now Authorize Your Proxy Three Ways Mail Vote processing Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Phone With a proxy card Call 1-800-690-6903 with a touch-tone phone to authorize your proxy using an automated system. Online www.proxyvote.com Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic proxy authorization instruction form. P50461-EPN

For more information about the SEC’s Notice and Access Proxy Rules, please visit: www.sec.gov/spotlight/proxymatters/e-proxy.shtml Check out our FAQs below: Why am I being asked to authorize my proxy? Your vote plays a meaningful role in the governance of ASIF and helps ensure that we have enough participation to formally hold the meeting. Authorizing your proxy ahead of time allows the meeting to proceed as scheduled and helps us avoid additional follow-up outreach. If we don’t receive the required number of votes beforehand, we may need to delay the meeting and reconvene at a later date, which can increase both timing and administrative costs. Why am I receiving a notice of internet availability? The Securities and Exchange Commission (“SEC”) permits companies to send the enclosed “Notice” instead of a full printed set of proxy materials. The Notice provides instructions on how to view your company’s proxy materials, vote online and request a full set of printed materials by mail. There are several advantages to your company sending a notice instead of a full set of materials, including lowering your company’s costs and reducing the environmental impact from printing and mailing full sets of proxy materials. How do I view the proxy materials online? Go to www.proxyvote.com and enter your control number to get started. Your control number can be found on the enclosed Notice. What if I prefer to receive a paper copy of the proxy materials? You can easily request a paper copy which will be mailed to you at no cost. Instructions on how to do so can be found in the Get informed before you vote section of the Notice. Can I receive proxy materials for future meetings by e-mail rather than receive a Notice? Yes you can. Go to www.proxyvote.com and make your choice in the Delivery Settings section.

Dear Shareholder, The Ares Strategic Income Fund (ASIF) annual meeting has adjourned to permit shareholders additional time to consider and vote on the proposals described in the company’s proxy statement. Our records indicate that we have not yet received voting instructions for your account. We appreciate your investment and encourage you to cast a vote for this year’s meeting. Your participation will make a meaningful difference in our ability to conduct necessary business, including the election of our directors. Regardless of the number of shares you own, your vote is very important and will help us avoid additional solicitation costs. Please authorize your proxy promptly using any of the methods described. If you have questions about the process, please contact your financial advisor or call 720-310-3705. Thank you for your ongoing support as an ASIF shareholder. Sincerely, Authorize Your Proxy Three Ways Mail Vote processing Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Phone With a proxy card Call 1-800-690-6903 with a touch-tone phone to authorize your proxy using an automated system. Online www.proxyvote.com Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic proxy authorization instruction form. Mitch Goldstein Partner, Co-Head of Ares Credit Group Co-Chief Executive Officer of ASIF Michael Smith Partner, Co-Head of Ares Credit Group Co-Chief Executive Officer of ASIF P50461-LTR Ares Strategic Income Fund Meeting adjourned. We still need your support.

Ares Strategic Income Fund Reminder: Your Vote Is Missing! The Annual Shareholder Meeting will be held on June 24, 2026. Whether or not you plan to attend, your vote is very important. Ares Strategic Income Fund Reminder: Your Vote Is Missing! Authorize Your Proxy Three Ways Mail Vote processing Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Phone With a proxy card Call 1-800-690-6903 with a touch-tone phone to authorize your proxy using an automated system. Online www.proxyvote.com Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic proxy authorization instruction form. P50461_EPR

Where can I find my unique control number? If you have questions about the process, please contact your financial advisor or call 720-310-3705. Note: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number.